Exhibit 27(m)

                       Variable Appreciable Life Insurance
                           Prospectus Filing May 2003

Demonstration of how the annual investment returns of the sub-accounts were derived from the hypothetical gross rates of return, how charges against sub-account assets were dedcuted the from annual investment returns of the sub-accounts

Hypothetical Gross Annual Investment Return                         6.00%
less       Arithmetic Average of
           Total Contractual Porfolio Expenses            -         0.52%
less       Guaranteed
           Mortality and Expense Fee                      -         0.60%
                                                                   -------
Fund Crediting Rate (Net Annual Investment Rate)          =         4.88%

                       Variable Appreciable Life Insurance
                           Prospectus Filing May 2003

Male Preferred                Level Death Benefit
                              CVAT
Age:               30         Maximum Charges

Face:          75,000         Assume Annual Payment of 1200 in all years
TTR:                0         Hypothetical Annual Return of 6% Gross, 4.57% Net

Policy --- Year 5

                    (0a)        (0b)     (1)          (2)         (3)       (3a)       (4)      (5)      (6)        (7)
                     BOP        BOP                               Per                  Per     Montly               Total
                  Contract     Accum    Premium   Per Policy    Premium   Invested    Month     Cost    Monthly   Contract
  Month    YEAR     Fund       Prems     Paid       Loads        Loads    Premium     Loads    Of Ins  Interest     Fund
  -----    ----     ----       -----     ----       -----        -----    -------     -----    ------  --------     ----
    1       5      4,162        5,300    1,200        --        91.85     1,108.15     4.75     11.89    20.90     5274.24
    2       5      5,274        6,521       --        --           --           --     4.75     11.89    20.92     5278.52
    3       5      5,279        6,542       --        --           --           --     4.75     11.89    20.93     5282.81
    4       5      5,283        6,564       --        --           --           --     4.75     11.89    20.95     5287.12
    5       5      5,287        6,585       --        --           --           --     4.75     11.89    20.97     5291.45
    6       5      5,291        6,607       --        --           --           --     4.75     11.89    20.99     5295.80
    7       5      5,296        6,628       --        --           --           --     4.75     11.89    21.00     5300.16
    8       5      5,300        6,650       --        --           --           --     4.75     11.88    21.02     5304.55
    9       5      5,305        6,672       --        --           --           --     4.75     11.88    21.04     5308.96
   10       5      5,309        6,694       --        --           --           --     4.75     11.88    21.06     5313.39
   11       5      5,313        6,716       --        --           --           --     4.75     11.88    21.07     5317.83

   12       5      5,318        6,738       --        --           --           --     4.75     11.88    21.09     5322.29


                     (8a)           (8b)          (9)        (10)          (11)           (12)        (13)              (14)
                   Deferred       Deferred      Total        EOP                           EOP         EOP               EOP
                    Sales        Undwriting      Cash       Basic        Corridor       Corridor      Death             Accum
  Month    YEAR     Charge         Charge     Surr Value      DB          Factor           DB        Benefits        Prems Paid
  -----    ----     ------         ------     ----------      --          ------           --        --------        ----------
    1       5       239.63          375.00        4,660     75,000       0.24832         21,240        75,000           6,521
    2       5       239.63          375.00        4,664     75,000       0.24901         21,198        75,000           6,542
    3       5       239.63          375.00        4,668     75,000       0.24971         21,156        75,000           6,564
    4       5       239.63          375.00        4,672     75,000       0.25040         21,115        75,000           6,585
    5       5       239.63          375.00        4,677     75,000       0.25110         21,073        75,000           6,607
    6       5       239.63          375.00        4,681     75,000       0.25179         21,033        75,000           6,628
    7       5       239.63          375.00        4,686     75,000       0.25249         20,992        75,000           6,650
    8       5       239.63          375.00        4,690     75,000       0.25318         20,952        75,000           6,672
    9       5       239.63          375.00        4,694     75,000       0.25388         20,912        75,000           6,694
   10       5       239.63          375.00        4,699     75,000       0.25457         20,872        75,000           6,716
   11       5       239.63          375.00        4,703     75,000       0.25527         20,833        75,000           6,738
                                                                                                       ------           -----
   12       5       239.63          375.00        4,708     75,000       0.25596         20,793        75,000           6,760
                                                                                                       ------           -----

(0a) BOP Contract Fund - Beginning of Period Contract Fund = Ending Contract Fund from the previous month

(0b) BOP Accum Prem - accumulated at 4% effective annual interest rate, with annual premiums paid at the beginning of the contract year

(1)   Premium paid = $1,200

(2)   Per Policy load = $0 per month.

(3) Per PremiumLoad = Sales/Admin/Tax = $2 + (maximum sales load + premium tax = 7.5% of premium paid )

(4)   Per Month Loads =(1) + (2) = (1) $2.50 + 0.03 per $1,000
                                                                          508.5
(5)   Monthly Cost of Insurance - based on 1980 CSO Age Last Birthday
      Male                                                                2.5425

(6) Monthly Interest - interest earned on the account value = (12) * [(1+i) ^ (1/12) -1 ] where i=4.88% is the net crediting interest rate.

(7)   Total Contract Fund - End of Period contract fund =
      (0) + (1) - (2) - (3) - (4) - (5) +(6)

(8a) Deferred Sales Charge = 45% of the initial scheduled premium = 45% * 532.5 =239.63

(8b)  Deferred Underwriting Charge = $5.00 per 1000 = $375.00

(9) Total Cash Surr Value = Cash Surrender Value corresponding to illustration year 5 = (7) - (8a)- (8b)

(10) EOP Basic DB - End Of Period Death Benefit = face amount plus the contract fund or Accumulated Premiums , if applicable

(11)  Corridor factor - net single premium corridor factor for Male age 30 CVAT

(12)  EOP Corridor DB - End of Period Corridor Death Benefit = (7) / (11)

(13) EOP Death Benefit - End of Period Death Benefit corresponding to illustration year 5 = max [ (10) , (12) ]

(14) EOP Accum Prems Paid - Premiums Paid accumulated at 4% interest, corresponding to illustration year 5